Exhibit 99

Chemed Reports First-Quarter 2008 Results

CINCINNATI--(BUSINESS WIRE)--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, today reported financial results for its first quarter ended March 31, 2008, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 5.5% to $285 million
  Diluted EPS of $.69
  Diluted EPS, excluding special items, of $.73

VITAS segment operating results:

  Net Patient Revenue of $199 million, up 7.9%
  Average Daily Census (ADC) of 11,691, up 3.4%
  Admissions of 15,212, an increase of 7.8%
  Average Length of Stay in the quarter of 71.5 days
  Adjusted EBITDA of $23.6 million, a decline of 9.3%

Roto-Rooter segment operating results:

  Revenue of $87 million, an increase of 0.3%
  Job count of 196,249, a decline of 7.0%
  Adjusted EBITDA of $15.9 million, a decline of 2.7%

VITAS

Net revenue for VITAS was $199 million in the first quarter of 2008, which is an increase of 7.9% over the prior-year period. This revenue growth was the result of increased ADC of 3.4%, a Medicare price increase of approximately 3%, and a favorable shift in revenue mix from routine home care to high acuity care.

Average revenue per patient per day in the quarter was $186.67, which is 3.5% above the prior-year period. Routine home care reimbursement and high acuity care averaged $145.42 and $633.10, respectively, per patient per day in the first quarter of 2008. During the quarter, high acuity days-of-care was 8.5% of total days-of-care. Quarterly high acuity days-of-care had averaged between 8.0% and 8.4% in 2007. Any shift in revenue mix will have a noticeable impact on overall revenue given the significant disparity in reimbursement. However, given the relatively low profitability margin on high acuity care, this favorable mix shift had minimal impact on gross profit and net income in the quarter.

VITAS did not have any billing restrictions related to Medicare Cap for its first-quarter 2008 operating activity. As of March 31, 2008, VITAS has not accrued any Medicare billing restrictions for the 2008 or 2007 Cap years. Of VITAS’ 35 unique Medicare provider numbers, 30 provider numbers, or 86%, have a Cap cushion greater than 20% for the 2008 Cap year, four provider numbers are between 10% and 20%, and one provider number has Cap cushion of approximately 4%.

Gross margin in the first quarter of 2008 was 20.0%. This is 257 basis points below the first quarter of 2007, excluding the 2007 benefit from Medicare cap. This margin decline is a combination of increased expenses related to admissions and increased costs for direct patient care labor.

As part of its growth strategy, VITAS has expanded its investment in the admissions process. At the end of the first quarter of 2008, VITAS increased staffing of sales representatives, admissions coordinators and admissions nurses by 18%. This resulted in an additional $2.1 million of admission expense in the quarter and equates to 106 basis points of the decline in gross margin in the quarter.

The remaining margin decline is due to an increase in direct patient care labor. This additional labor is a combination of salary rate increases for existing employees as well as excess staffing relative to current patient census and individual plans of care. In the first quarter of 2008, total field salary increases averaged 4.2% over the prior-year period which is largely commensurate with local market salary requirements. This is above the 3.0% inflation per diem increase VITAS received from CMS in October 2007. Over the past several years the CMS calculated inflation factor has been below the actual inflation on direct patient care costs, primarily wages. Historically, VITAS has been able to offset this inflation adjustment shortfall through scale in management systems and infrastructure.

VITAS continues to refine the process of scheduling direct labor to allow for more daily flexibility with the goal of ensuring proper levels of staffing notwithstanding length of stay and census fluctuations. This involves more efficient utilization of field-based labor management tools designed to meet and respond to hospice team staffing requirements. VITAS anticipates more efficient labor management during the second quarter of 2008 with margins returning to more historical levels in the second half of 2008.

Selling, general and administrative expense was $16.1 million in the first quarter of 2008, which is an increase of 1.5% over the prior year. Adjusted EBITDA totaled $23.6 million, a decline of 9.3% over the prior year and equates to an adjusted EBITDA margin of 11.9%.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $87 million for the first quarter of 2008, 0.3% higher than the $86 million reported in the comparable prior-year quarter. Net income for the quarter was $9.1 million. The first-quarter net income includes a $0.4 million aftertax charge for a settlement of litigation relating to a 2003 fire that, for unique technical reasons, was not covered by Roto-Rooter’s secondary insurance carrier. Excluding this settlement, net income in the first quarter of 2008 declined approximately 0.6% over the first quarter of 2007. Adjusted EBITDA in the first quarter of 2008 totaled $15.9 million, a decrease of 2.7% over the first quarter of 2007, and equated to an adjusted EBITDA margin of 18.4%.

Job count in the first quarter of 2008 declined 7.0% when compared to the prior-year period. Total residential jobs declined 6.4% and consisted of residential plumbing jobs decreasing 4.9% and residential drain cleaning jobs declining 7.1%, when compared to the first quarter of 2007. Residential jobs represent approximately 70% of total job count. Total commercial jobs declined 8.4% with commercial plumbing job count declining 4.9% and commercial drain cleaning decreasing 9.9%, over the prior-year quarter.

The first quarter of 2008 clearly indicates recessionary pressures impacting demand for certain plumbing and drain cleaning services. This is evidenced by an 11% decline in aggregate call volume tracked in Roto-Rooter’s two centralized call centers. This decline in call volume has been partially offset by an increase in call conversion rate to paid jobs.

There is also greater disparity in demand within the United States. The Southeast region has experienced a 14.1% decline in commercial jobs while the Northeast had a modest 1.8% decline in commercial volume. Residential demand is also following a similar pattern in the Southeast, with job count declining 10.1% while the remaining regions have experienced a job count decline ranging between 4.3% and 6.7%.

Guidance for 2008

VITAS is estimated to generate full-year revenue growth from continuing operations, prior to Medicare Cap, of 8% to 10%. Admissions are estimated to increase 5% to 8% and full-year adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 13% to 14%. EBITDA margins are forecasted to improve sequentially throughout 2008, with an adjusted EBITDA margin averaging 13.5% to 14.0% in the second half of 2008. This guidance assumes the hospice industry receives a full Medicare basket price increase of 3.0% in the fourth quarter of 2008. Full calendar year 2008 Medicare contractual billing limitations are estimated at $3.75 million.

Roto-Rooter is estimated to generate revenue totaling $343 million to $349 million. This guidance assumes revenue of approximately $83 million to $85 million in the second and third quarters of 2008 and $90 million to $92 million in the fourth quarter of the year. Adjusted EBITDA margin for 2008 is estimated in the range of 18.5% to 19.5%.

Based upon these factors, an effective tax rate of 39% and an average diluted share count of 24.2 million shares, our estimate is that full-year 2008 earnings per diluted share from continuing operations, excluding noncash expenses for stock options and charges or credits not indicative of ongoing operations, will be in the range of $3.05 to $3.20.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Friday, April 25, 2008, to discuss the company's quarterly results and provide an update on its business. The dial-in number for the conference call is (866) 510-0710 for U.S. and Canadian participants and (617) 597-5378 for international participants. The participant passcode is 12125956. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. It can be accessed by dialing 888-286-8010 for U.S. and Canadian callers and 617-801-6888 for international callers and will be available for one week following the live call. The replay passcode is 61838951. An archived webcast will also be available at www.chemed.com and will remain available for 14 days following the live call.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 11,600 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA and adjusted EBITDA, which are not measures derived in accordance with generally accepted accounting principles and which exclude components that are important to understanding Chemed’s financial performance. Chemed provides EBITDA and adjusted EBITDA to help investors and others evaluate its operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. A reconciliation of Chemed’s net income to its adjusted EBITDA is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2008	2007
Service revenues and sales	$285,268	$270,439
Cost of services provided and goods sold (aa)	205,812	188,247
Selling, general and administrative expenses (aa)	42,727	48,070
Depreciation	5,438	4,715
Amortization	1,450	1,315
Other operating expense/(income) (aa)	-	(1,138)
Total costs and expenses	255,427	241,209
Income from operations	29,841	29,230
Interest expense	(1,597)	(3,742)
Other income--net	(1,189)	869
Income before income taxes	27,055	26,357
Income taxes	(10,235)	(10,136)
Net Income	$16,820	$16,221

Earnings Per Share (aa)
Net income	$0.70	$0.63
Average number of shares outstanding	23,873	25,716

Diluted Earnings Per Share (aa)
Net income	$0.69	$0.62
Average number of shares outstanding	24,285	26,162

(aa)	Included in the results of operations are the following credits/(charges) which may not be indicative of ongoing operations (in thousands, except per share data):

	Three Months Ended March 31,
	2008	2007

Cost of services provided and goods sold
Unreserved prior year's insurance claim	$(597)	$-
Selling, general and administrative expenses
Stock option expense	(1,391)	(585)
Adjustments/(expenses) associated with OIG investigation	15	(66)
Long-term incentive compensation	-	(5,447)
Other	-	467
Other operating expenses/(income)
Gain on sale of property	-	1,138
Pretax impact on earnings	(1,973)	(4,493)
Income tax benefit on the above	740	1,687
Income tax credit related to prior years	322	-
Aftertax impact on earnings	$(911)	$(2,806)

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2008	2007 (bb)
Assets
Current assets
Cash and cash equivalents	$29,704	$30,137
Accounts receivable less allowances	87,004	83,280
Inventories	7,439	6,752
Current deferred income taxes	14,996	21,595
Prepaid expenses and other current assets	9,035	9,110
Total current assets	148,178	150,874
Investments of deferred compensation plans held in trust	29,524	27,736
Notes receivable	-	14,701
Properties and equipment, at cost less accumulated depreciation	72,910	69,295
Identifiable intangible assets less accumulated amortization	64,168	68,205
Goodwill	438,656	435,040
Other assets	15,467	16,194
Total Assets	$768,903	$782,045

Liabilities
Current liabilities
Accounts payable	$46,450	$53,341
Current portion of long-term debt	10,166	164
Income taxes	10,100	9,410
Accrued insurance	37,600	39,889
Accrued compensation	31,195	29,110
Other current liabilities	14,474	26,653
Total current liabilities	149,985	158,567
Deferred income taxes	5,465	24,970
Long-term debt	212,070	150,235
Deferred compensation liabilities	29,653	27,157
Other liabilities	5,540	5,382
Total Liabilities	402,713	366,311
Stockholders' Equity
Capital stock	29,379	29,036
Paid-in capital	271,296	260,641
Retained earnings	293,707	234,914
Treasury stock, at cost	(230,594)	(111,293)
Deferred compensation payable in Company stock	2,402	2,436
Total Stockholders' Equity	366,190	415,734
Total Liabilities and Stockholders' Equity	$768,903	$782,045

Book Value Per Share	$15.43	$16.43

(bb) Reclassified to conform to 2008 presentation.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2008	2007 (bb)
Cash Flows from Operating Activities
Net income	$16,820	$16,221
Adjustments to reconcile net income to net cash provided/(used) by operating activities:
Depreciation and amortization	6,888	6,030
Provision for uncollectible accounts receivable	2,002	2,084
Provision for deferred income taxes	(1,126)	(345)
Amortization of debt issuance costs	254	455
Noncash long-term incentive compensation	-	4,719
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Decrease in accounts receivable	12,112	5,275
Increase in inventories	(843)	(174)
Decrease in prepaid expenses and other current assets
	1,488	858
Decrease in accounts payable and other current liabilities	(5,679)	(9,091)
Increase in income taxes	6,677	9,538
Increase in other assets	(293)	(2,102)
Increase in other liabilities	532	2,218
Excess tax benefit on share-based compensation	(825)	(611)
Other sources/(uses)	1,524	(375)
Net cash provided by operating activities	39,531	34,700
Cash Flows from Investing Activities
Net proceeds/(uses) from the disposition of discontinued operations	9,556	(3,876)
Capital expenditures	(3,891)	(5,764)
Proceeds from sales of property and equipment	19	2,975
Other uses	(122)	(361)
Net cash provided/(used) by investing activities	5,562	(7,026)
Cash Flows from Financing Activities
Purchases of treasury stock	(16,263)	(24,199)
Repayment of long-term debt	(2,595)	(141)
Dividends paid	(1,449)	(1,555)
Decrease in cash overdrafts payable	(963)	(1,608)
Excess tax benefit on share-based compensation	825	611
Other sources	68	81
Net cash used by financing activities	(20,377)	(26,811)
Increase in Cash and Cash Equivalents	24,716	863
Cash and cash equivalents at beginning of year	4,988	29,274
Cash and cash equivalents at end of period	29,704	$30,137

(bb)	Reclassified to conform to 2008 presentation.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2008
Service revenues and sales	$198,585	$86,683	$-	$285,268
Cost of services provided and goods sold	158,803	47,009	-	205,812
Selling, general and administrative expenses (a)	16,147	23,771	2,809	42,727
Depreciation	3,280	2,082	76	5,438
Amortization	996	13	441	1,450
Total costs and expenses	179,226	72,875	3,326	255,427
Income/(loss) from operations	19,359	13,808	(3,326)	29,841
Interest expense	(51)	(83)	(1,463)	(1,597)
Intercompany interest income/(expense)	1,365	1,042	(2,407)	-
Other income—net	23	28	(1,240)	(1,189)
Income/(loss) before income taxes	20,696	14,795	(8,436)	27,055
Income taxes (a)	(7,398)	(5,700)	2,863	(10,235)
Net income/(loss)	$13,298	9,095	(5,573)	16,820

2007 (f)
Service revenues and sales	$184,049	$86,390	$-	$270,439
Cost of services provided and goods sold	142,095	46,152	-	188,247
Selling, general and administrative expenses (b)	15,904	23,542	8,624	48,070
Depreciation	2,538	2,101	76	4,715
Amortization	996	15	304	1,315
Other operating expense/(income) (b)	-	-	(1,138)	(1,138)
Total costs and expenses	161,533	71,810	7,866	241,209
Income/(loss) from operations	22,516	14,580	(7,866)	29,230
Interest expense	(36)	(83)	(3,623)	(3,742)
Intercompany interest income/(expense)	1,712	1,156	(2,868)	-
Other income—net	(88)	50	907	869
Income/(loss) before income taxes	24,104	15,703	(13,450)	26,357
Income taxes (b)	(9,117)	(6,197)	5,178	(10,136)
Net income/(loss)	$14,987	$9,506	$(8,272)	$16,221

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2008
Net income/(loss)	$13,298	$9,095	$(5,573)	$16,820
Add/(deduct):
Interest expense	51	83	1,463	1,597
Income taxes	7,398	5,700	(2,863)	10,235
Depreciation	3,280	2,082	76	5,438
Amortization	996	13	441	1,450
EBITDA	25,023	16,973	(6,456)	35,540
Add/(deduct):
Unreserved insurance claim	-	597	-	597
Legal expenses of OIG investigation	(15)	-	-	(15)
Stock option expense	-	-	1,391	1,391
Advertising cost adjustment (c)	-	(570)	-	(570)
Interest income	(38)	(18)	(281)	(337)
Intercompany interest income/(expense)	(1,365)	(1,042)	2,407	-
Adjusted EBITDA	$23,605	$15,940	$(2,939)	$36,606

2007 (f)
Net income/(loss)	$14,987	$9,506	$(8,272)	$16,221
Add/(deduct):
Interest expense	36	83	3,623	3,742
Income taxes	9,117	6,197	(5,178)	10,136
Depreciation	2,538	2,101	76	4,715
Amortization	996	15	304	1,315
EBITDA	27,674	17,902	(9,447)	36,129
Add/(deduct):
Long-term incentive compensation	-	-	5,447	5,447
Gain on sale of property	-	-	(1,138)	(1,138)
Legal expenses of OIG investigation	66	-	-	66
Stock option expense	-	-	585	585
Advertising cost adjustment (c)	-	(297)	-	(297)
Interest income	(13)	(59)	(695)	(767)
Intercompany interest income/(expense)	(1,712)	(1,156)	2,868	-
Other	-	-	(467)	(467)
Adjusted EBITDA	$26,015	$16,390	$(2,847)	$39,558

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(in thousands, except per share data)(unaudited)

	2008	2007
Net income as reported	$16,820	$16,221

Add/(deduct):
Aftertax cost of long-term incentive compensation	-	3,414
Aftertax cost of legal expenses/(adjustments) of OIG investigation	(9)	41
Aftertax stock option expense	884	371
Aftertax gain on sale of property	-	(724)
Aftertax other	-	(296)
Income tax credit related to prior years	(322)	-
Aftertax unreserved insurance cost	358	-

Adjusted Net Income	$17,731	$19,027

Earnings Per Share As Reported
Net Income	$0.70	$0.63
Average number of shares outstanding	23,873	25,716
Diluted Earnings Per Share As Reported
Net Income	$0.69	$0.62
Average number of shares outstanding	24,285	26,162

Adjusted Earnings Per Share
Net Income	$0.74	$0.74
Average number of shares outstanding	23,873	25,716
Adjusted Diluted Earnings Per Share
Net Income	$0.73	$0.73
Average number of shares outstanding	24,285	26,162

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(unaudited)

	2008	2007
OPERATING STATISTICS
Net revenue ($000) (d)
Homecare	$141,617	$131,548
Inpatient	25,971	23,462
Continuous care	30,997	28,567
Total before Medicare cap allowance	198,585	$183,577
Medicare cap allowance	-	472
Total	$198,585	$184,049
Net revenue as a percent of total before Medicare cap allowance
Homecare	71.3%	71.6%
Inpatient	13.1	12.8
Continuous care	15.6	15.6
Total before Medicare cap allowance	100.0	100.0
Medicare cap allowance	-	0.3
Total	100.0%	100.3%
Average daily census ("ADC") (days)
Homecare	7,154	6,786
Nursing home	3,548	3,574
Routine homecare	10,702	10,360
Inpatient	453	426
Continuous care	536	523
Total	11,691	11,309

Total Admissions	15,212	14,110
Total Discharges	14,992	14,051
Average length of stay (days)	71.5	76.9
Median length of stay (days)	13.0	13.0
ADC by major diagnosis
Neurological	32.5%	33.3%
Cancer	20.0	19.7
Cardio	13.0	14.6
Respiratory	6.9	7.0
Other	27.6	25.4
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	19.0%	18.9%
Cancer	33.4	33.6
Cardio	11.9	13.3
Respiratory	8.5	7.8
Other	27.2	26.4
Total	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	49.5%	50.8%
Inpatient	19.3	20.1
Continuous care	16.5	20.0
Homecare margin drivers (dollars per patient day)
Labor costs	$52.26	$49.12
Drug costs	7.49	8.18
Home medical equipment	6.17	5.75
Medical supplies	2.57	2.17
Inpatient margin drivers (dollars per patient day)
Labor costs	$266.18	$252.42
Continuous care margin drivers (dollars per patient day)
Labor costs	$509.62	$464.54
Bad debt expense as a percent of revenues	0.9%	0.9%
Accounts receivable -- days of revenue outstanding	45.5	38.1

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2008 are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate	Consolidated

	Cost of services provided and goods sold
	Unreserved prior year's insurance claim	$-	$(597)	$-	$(597)
	Selling, general and administrative expenses
	Stock option expense	-	-	(1,391)	(1,391)
	Adjustments/ (expenses) associated with OIG investigation	15	-	-	15
	Pretax impact on earnings	15	(597)	(1,391)	(1,973)
	Income tax benefit/(charge) on the above	(6)	239	507	740
	Income tax credit related to prior years	322	-	-	322
	Aftertax impact on earnings	$331	$(358)	$(884)	$(911)

(b)	Included in the results of operations for the three months ended March 31, 2007 are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Consolidated
	Selling, general and administrative expenses
	Long-term incentive compensation	$-	$(5,447)	$(5,447)
	Costs associated with OIG investigation	(66)	-	(66)
	Stock option expense	-	(585)	(585)
	Other	-	467	467
	Other operating expenses/(income)
	Gain on sale of property	-	1,138	1,138
	Pretax impact on earnings	(66)	(4,427)	(4,493)
	Income tax benefit/(charge) on the above	25	1,662	1,687
	Aftertax impact on earnings	$(41)	$(2,765)	$(2,806)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2008 and 2007, GAAP advertising expense for Roto-Rooter totaled $5,456,000 and $5,193,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2008 and 2007 would total $6,026,000 and $5,490,000, respectively.

(d)

VITAS has 5 large (greater than 450 ADC), 17 medium (greater than 200 but less than 450 ADC) and 21 small (less than 200 ADC) hospice programs. There is one program continuing at March 31, 2008 with Medicare cap cushion of less than 10% for the 2008 measurement period.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

(f)	Reclassified to conform to 2008 presentation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901